UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 4, 2007

BRIDGE BANCORP, INC.
(Exact name of the registrant as specified in its charter)

New York	000-18546	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective April 4, 2007, Janet T. Verneuille resigned her position as Executive Vice President, Chief Financial Officer and Treasurer of Bridge Bancorp, Inc. (the "Company") and Executive Vice President and Chief Financial Officer of its wholly owned subsidiary, The Bridgehampton National Bank (the "Bank").

(c) Sarah Quinn, CPA, Vice President and Controller of the Bank, will serve as the Principal Accounting Officer of the Company. Ms. Quinn, age 32, joined the Bank in 2005 in the position of Assistant Vice President and Assistant Controller. In July 2006, Ms. Quinn was promoted to Controller, and in March 2007 to Vice President. Prior to joining the Bank, Ms. Quinn served as Director, Financial Planning and Analysis, following her promotions from Manager, Financial Planning and Analysis and Senior Financial Analyst, at Screenvision, New York, NY. There are no transactions between the Company or the Bank and Ms. Quinn that are required to be disclosed pursuant to Item 404(a) of SEC regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bridge Bancorp, Inc.
(Registrant)

By: /s/ Thomas J. Tobin
Thomas J. Tobin
Chief Executive Officer

Dated: April 6, 2007